Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE

AMENDED CERTIFICATE OF INCORPORATION

OF XOMA CORPORATION

XOMA Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1. That the current name of the Corporation is XOMA Corporation. The Corporation was incorporated under the name XOMA Corporation, pursuant to an original Certificate of lncorporation filed with the Secretary of State of the State of Delaware on December 23, 2011, which became effective on December 31, 2011 (the “Certificate of lncorporation”). A Certificate of Domestication was filed with the Secretary of State on December 23, 2011, which became effective on December 31, 2011. A Certificate of Amendment of Certificate of lncorporation was filed with the Secretary of State on May 25, 2012. A Certificate of Amendment to the Amended Certificate of Incorporation was filed with the Secretary of State on May 27, 2014, and another Certificate of Amendment to the Amended Certificate of Incorporation was filed with the Secretary of State on October 17, 2016.

2. That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Certificate of Incorporation of the Corporation to change the name of the Corporation as permitted under Sections 242(a)(1) and 242(d)(1)(A) of the General Corporation Law, and declaring such amendment to be advisable and in the best interests of the Corporation and its stockholders, which resolution setting forth the proposed amendment is as follows:

“FIRST: The name of the Company is XOMA ROYALTY CORPORATION.”

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3. That this amendment of the Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

4. That this amendment of the Certificate of Incorporation shall become effective on July 10, 2024 at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to the Amended Certificate of Incorporation to be signed by a duly authorized officer of this Corporation on this 3rd day of July, 2024.

By:	/s/ Owen Hughes
Owen Hughes
Chief Executive Officer